Exhibit 10.2

September 10, 2020

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

Dear Sirs,

We refer to the Standby Equity Distribution Agreement, dated as of April 3, 2020 (the “Agreement”) by and between YA II PN Ltd., a Cayman Islands exempt limited partnership (the “Investor”), and Ideanomics, Inc., a Nevada corporation (the “Company”). The parties agree that the Agreement is hereby terminated.

Please confirm your acknowledgement below by executing this letter agreement and returning it to my attention.

Sincerely yours,

IDEANOMICS, INC.

Alfred Poor

Chief Executive Officer

ACKNOWLEDGED AND AGREED

YA II PN, LTD.:

By:________________

Name: _____________

Title: _____________